UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-16407	13-4151777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana		46580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 373-3333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange
1.164% Notes due 2027	ZBH 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Zimmer Biomet Holdings, Inc. (the “Company”) held on May 10, 2024 (the “Annual Meeting”), the Company’s shareholders approved the amended Zimmer Biomet Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”). In February 2024, the Board of Directors of the Company approved proposed amendments to the ESPP and directed that the amended ESPP be submitted to shareholders of the Company for approval at the Annual Meeting. The amendments to the ESPP:

•
increase the number of shares available for issuance and purchase by participants under the ESPP by 10,000,000 million shares; and
•
modify certain other ESPP provisions to facilitate administration of the ESPP and implement best practice changes.

A more complete description of the terms of the amended ESPP can be found in “Proposal 4—Approval of the Amended Employee Stock Purchase Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2024. The foregoing description of the amended ESPP is qualified in its entirety by reference to the full text of the amended ESPP, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 10, 2024. Shareholders took the following actions:

•
elected ten (10) directors for one-year terms ending at the 2025 annual meeting of shareholders (Proposal 1);
•
ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024 (Proposal 2);
•
approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal 3); and
•
approved the amended Employee Stock Purchase Plan (Proposal 4).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Christopher B. Begley	164,724,972	7,333,022	226,677	14,430,099
Betsy J. Bernard	162,760,822	9,396,081	127,768	14,430,099
Michael J. Farrell	167,518,122	4,633,274	133,275	14,430,099
Robert A. Hagemann	162,464,750	9,591,079	228,842	14,430,099
Arthur J. Higgins	166,306,021	5,846,729	131,921	14,430,099
Maria Teresa Hilado	169,774,488	2,389,765	120,418	14,430,099
Syed Jafry	170,362,310	1,786,113	136,248	14,430,099
Sreelakshmi Kolli	162,271,545	9,878,950	134,176	14,430,099
Louis Shapiro	171,579,592	573,252	131,827	14,430,099
Ivan Tornos	169,580,110	2,565,650	138,911	14,430,099

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
180,021,848	6,535,348	157,574	0

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
156,440,914	15,603,941	239,816	14,430,099

Proposal 4 – Approval of the Amended Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
171,503,181	603,453	178,037	14,430,099

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

EXHIBIT INDEX
Exhibit No.	Description
10.1	Zimmer Biomet Holdings, Inc. Employee Stock Purchase Plan (as amended on May 10, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2024

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary